                                                                   Exhibit 24
                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated February 5, 1993 (except with respect to the matters discussed in Note 15, as to which the date is June 11, 1993), on the Secor Bank, Federal Savings Bank December 31, 1992, financial statements. It should be noted that we have not audited any financial statements of Secor
Bank, Federal Savings Bank subsequent to December 31, 1992, or performed any audit procedures subsequent to the date of our report.


                                        /s/ ARTHUR ANDERSEN & CO.

Birmingham, Alabama
January 13, 1994